Exhibit 10.2
ROCKWELL AUTOMATION, INC.
RESOLUTIONS OF THE BOARD OF DIRECTORS
ADOPTED ON FEBRUARY 3, 2010
RESOLVED, that all shares of common stock of this Corporation granted as restricted stock to each of Ms. Alewine and Messrs. Istock, Johnson, McCormick, Rockwell, Speer and Toot pursuant to this Corporation’s 1995 Directors Stock Plan, as amended, the 2003 Directors Stock Plan, as amended and the separate Restricted Stock Agreements as set forth in the list presented to, and ordered filed with the supporting records for, this meeting between such persons and the Corporation (the “Restricted Stock Agreements”), are deemed fully earned effective as of February 26, 2010; and further
RESOLVED, that each of the Restricted Stock Agreements is amended to delete in its entirety paragraphs (a) and (b) of Section 1, Earning of Restricted Shares, and to replace it with a new paragraph to read in its entirety as follows:
“You will be deemed to have fully earned all the Restricted Shares subject to this Restricted Stock Agreement as of February 26, 2010.”